UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Team, Inc., a Delaware corporation (the “Company”), held its 2016 Annual Meeting of Stockholders. The following matters were voted upon at the Annual Meeting of Stockholders: (1) the election of Directors of the Company; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016; (3) the advisory vote on the compensation of the Named Executive Officers of the Company; and (4) the approval of the Team, Inc. 2016 Stock Incentive Plan.

The following matters voted on at the Annual Meeting of Stockholders of the Company were approved. The voting results were as follows:

Proposal #1 – Election of Directors

Name	Votes For	% of votes cast	Votes Withheld	% of votes cast	Broker Non-Votes
Sylvia J. Kerrigan	23,581,044	97%	621,548	3%	2,805,255
Emmett J. Lescroart	23,299,398	96%	903,194	4%	2,805,255
Ted W. Owen	23,688,866	98%	513,726	2%	2,805,255

Proposal #2 – Ratification of Auditors

Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
26,884,090	100%	104,742	—%	19,015	—

Proposal #3 – Advisory Vote on the Compensation of the Named Executive Officers

Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
23,758,821	98%	373,655	2%	70,116	2,805,255

Proposal #4 – Approval of the Team, Inc. 2016 Stock Incentive Plan

Votes For	% of votes cast	Votes Against	% of votes cast	Abstentions	Broker Non-Votes
22,695,887	94%	1,443,752	6%	62,953	2,805,255

For purposes of this Item 5.07, percentages have been rounded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President – Administration, Chief Legal Officer and Secretary
Dated: May 13, 2016